Exhibit 5.1

Our reference	ONE ONE ONE Eagle Street
AF/TRIT29239-9184444	111 Eagle Street, Brisbane QLD 4000, Australia
GPO Box 9925, Brisbane QLD 4001, Australia
Tel +61 7 3228 9333
Fax +61 7 3228 9444
www.corrs.com.au
Sydney
Melbourne
Brisbane
Perth
Port Moresby
10 March 2023
Contact
Tritium DCFC Limited		Alexandra Feros (07) 3228 9789
48 Miller Street		Email: alexandra.feros@corrs.com.au
Murarrie QLD 4172

Dear Sir/Madam

Registration Statement on Form F-3

We have been retained as Australian legal advisers to Tritium DCFC Limited ACN 650 026 314 (Tritium DCFC), a company which is incorporated in Australia, in connection with its filing of a registration statement on Form F-3, on or about 10 March 2023, to which this opinion letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the Registration Statement) under the U.S. Securities Act of 1933, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).

The Registration Statement relates to the registration of:

(a)	up to 52,886,962 fully paid ordinary shares in the capital of Tritium DCFC, no par value (Ordinary Shares), consisting of:

(i)	43,367,526 Ordinary Shares issued or to be issued by Tritium DCFC to certain shareholders of Tritium DCFC (excluding Decarbonization Plus Acquisition Sponsor II, LLC (DCRN Sponsor)), consisting of:

(A)

Ordinary Shares (Affiliate BCA Shares) issued by Tritium DCFC to certain shareholders of Tritium DCFC pursuant to the business combination agreement between Tritium DCFC, Decarbonization Plus Acquisition Corporation II (DCRN), Hulk Merger Sub, Inc. (Merger Sub) and Tritium Holdings Pty Ltd dated 26 May 2021, as amended (the Business Combination Agreement, and the transactions contemplated thereby, the Business Combination);

(B)

Ordinary Shares (Major Shareholder Option Shares) issued by Tritium DCFC to certain shareholders pursuant to the separate option agreements dated 13 January 2022, as amended, entered into by Tritium DCFC with each of: (i) St Baker Energy Holdings Pty Ltd as trustee for St Baker Energy Innovation Trust; (ii) Varley Holdings Pty Ltd; and (iii) Ilwella Pty Ltd (each a Major Shareholder Option Agreement and together, the Major Shareholder Option Agreements);

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(C)

Ordinary Shares (David Finn Shares) issued by Tritium DCFC to David Finn, its non-executive director, as stock-based compensation for no monetary consideration pursuant to a letter from Tritium DCFC to David Finn dated 12 February 2022 confirming his benefit under Tritium Pty Ltd’s shadow equity employee scheme (David Finn Shadow Equity Letter);

(D)

Ordinary Shares (Jane Hunter Shares) issued by Tritium DCFC to Jane Hunter, its Chief Executive Officer and director, as stock-based compensation for no monetary consideration pursuant to a letter from Tritium DCFC to Jane Hunter dated 12 February 2022 confirming her benefit under Tritium Pty Ltd’s shadow equity employee scheme (Jane Hunter Shadow Equity Letter); and

(E)

50,000 Ordinary Shares (Jane Hunter Performance Shares) Tritium DCFC anticipates issuing to Jane Hunter, its Chief Executive Officer and director, as stock-based compensation for no monetary consideration in accordance with her employment agreement dated 2 March 2022 (Jane Hunter Employment Agreement);

(ii)

1,000,000 Ordinary Shares (Palantir Shares) issued by Tritium DCFC to Palantir Technologies Inc. pursuant to the amended and restated subscription agreement dated 31 January 2022 between Tritium DCFC, DCRN and Palantir Technologies Inc.(the A&R Palantir Subscription Agreement);

(iii)	6,770,379 Ordinary Shares held by DCRN Sponsor, consisting of:

(A)

6,489,021 Ordinary Shares (DCRN Shares) held by the DCRN Sponsor that were previously held as shares of Class B common stock of DCRN, which was converted into shares of Class A common stock of DCRN in accordance with DCRN’s amended and restated certificate of incorporation at the effective time of the merger of Merger Sub with and into DCRN, and subsequently exchanged for Ordinary Shares in connection with the Business Combination;

(B)

281,358 Ordinary Shares (DCRN Option Shares) issued by Tritium DCFC to the DCRN Sponsor pursuant to the Option Agreement dated 13 January 2022 entered into by Tritium DCFC with the DCRN Sponsor (the DCRN Option Agreement);

(iv)

1,749,057 Ordinary Shares (DCRN Warrant Shares) issued by Tritium DCFC to the DCRN Sponsor on the “cashless” exercise of warrants pursuant to the amended and restated warrant agreement dated 13 January 2022 entered into between Tritium DCFC, Computershare Inc. and Computershare Trust Company, N.A. and the warrant assignment and assumption agreement dated 13 January 2022 between Tritium DCFC, DCRN, Continental Stock Transfer & Trust Company, Computershare Inc. and Computershare Trust Company, N.A. (the A&R Warrant Agreement); and

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(b)	up to 9,268,131 Ordinary Shares (Warrant Shares) which may become issuable upon exercise of warrants to purchase Ordinary Shares, consisting of:

(i)

241,147 warrants (Private Placement Warrants), which were originally issued to the DCRN Sponsor and certain of DCRN’s independent directors, which entitle warrant holders on exercise of a Private Placement Warrant to acquire one Ordinary Share pursuant to the A&R Warrant Agreement; and

(ii)	9,026,984 warrants originally issued as warrants of DCRN sold to the public in DCRN’s initial public offering (Public Warrants),

(the Private Placement Warrants and the Public Warrants together (but excluding the Financing Warrants (as defined below)), the Warrants);

(c)

1,534,410 warrants to subscribe for and purchase Ordinary Shares (Financing Warrants), such Financing Warrants having been issued to HealthSpring Life & Health Insurance Company, Inc., Cigna Health and Life Insurance Company, Barings Target Yield Infrastructure Debt Holdco 1 S.À.R.L., Martello Re Limited, REL Batavia Partnership, L.P. and Sunset Power Pty Ltd as trustee for the St Baker Family Trust, an affiliate of St Baker Energy Holdings Pty Ltd (St Baker) (collectively, the Financing Warrant Holders) pursuant to the Subscription and Registration Rights Agreement dated 2 September 2022 between Tritium DCFC and the Financing Warrant Holders (other than St Baker) (the Financing Warrants Subscription and Registration Rights Agreement), St Baker’s Counterpart Signature Page and Joinder to the Financing Warrants Subscription and Registration Rights Agreement dated 18 November 2022 (the St Baker Joinder), the Warrant Agreement dated 2 September 2022 between Tritium DCFC, Computershare Inc. and Computershare Trust Company, N.A. (the Original Financing Warrant Agreement) and the Amendment to the Original Financing Warrant Agreement dated 18 November 2022 (Amended Financing Warrant Agreement); and

(d)	up to 1,534,410 Ordinary Shares (Financing Warrant Shares) which may become issuable upon exercise of Financing Warrants; and

(e)	2,202,525 Ordinary Shares (Financing Shares) previously issued to the Financing Warrant Holders upon exercise of the Financing Warrants.

The Affiliate BCA Shares, Major Shareholder Option Shares, David Finn Shares, Jane Hunter Shares, Jane Hunter Performance Shares, Palantir Shares, DCRN Shares, DCRN Option Shares, Warrant Shares, Financing Warrant Shares and Financing Shares are together referred to in this letter as the Shares.

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

1	Material reviewed

In connection with the opinions in this letter, we have reviewed:

(a)	a copy of the Registration Statement;

(b)	a copy of the certificate of registration of Tritium DCFC;

(c)	a copy of the constitution of Tritium DCFC as at the date of this letter;

(d)	a copy of each Major Shareholder Option Agreement;

(e)	a copy of the David Finn Shadow Equity Letter;

(f)	a copy of the Jane Hunter Shadow Equity Letter;

(g)	a copy of the Jane Hunter Employment Agreement;

(h)	a copy of the A&R Palantir Subscription Agreement;

(i)	a copy of the DCRN Option Agreement;

(j)

a copy of the written resolutions of the directors of Tritium DCFC dated 26 May 2021 (Brisbane time), 25 September 2021 (Brisbane time), 13 January 2022 (Brisbane time), 14 January 2022 (Brisbane time) and 11 February 2022 (US Eastern time) authorising the execution of the Business Combination Agreement, the consummation of the Business Combination and the issue of the Shares other than the Jane Hunter Performance Shares, Financing Warrant Shares and Financing Shares (BCA Board Written Resolutions);

(k)	a copy of the minutes of a meeting of the board of directors of Tritium DCFC held on 18 May 2022 (Brisbane time) authorising the issue of the Jane Hunter Performance Shares (May 2022 Board Minutes);

(l)	a copy of the Financing Warrants Subscription and Registration Rights Agreement;

(m)	a copy of the St Baker Joinder;

(n)	a copy of the Original Financing Warrant Agreement;

(o)	a copy of the Amended Financing Warrant Agreement;

(p)	a copy of the minutes of a meeting of the board of directors of Tritium DCFC held on 30 August 2022:

(i)	authorising the execution, delivery and performance by Tritium DCFC of the Financing Warrants Subscription and Registration Rights Agreement and the Original Financing Warrant Agreement;

(ii)

authorising and approving the issuance of Financing Warrants at such time, in such number and upon such terms and conditions as are authorised by the Financing Warrants Subscription and Registration Rights Agreement and the Original Financing Warrant Agreement, including any adjustments to the number of Financing Warrants issued contemplated by and pursuant to the terms of the Financing Warrants Subscription and Registration Rights Agreement and the Original Financing Warrant Agreement; and

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(iii)

authorising and approving the issuance of Financing Warrant Shares and Financing Shares at such time, in such number and upon such terms and conditions as are authorised by the Financing Warrants Subscription and Registration Rights Agreement and the Original Financing Warrant Agreement, including any adjustments to the number of Financing Warrant Shares and Financing Shares issued or issuable contemplated by and pursuant to the terms of the Financing Warrants Subscription and Registration Rights Agreement and the Original Financing Warrant Agreement,

(August 2022 Financing Board Minutes);

(q)	a copy of the written resolutions of the directors of Tritium DCFC dated 17 November 2022 (Brisbane time):

(i)

authorising and ratifying the execution, delivery and performance by Tritium DCFC of the Financing Warrants Subscription and Registration Rights Agreement (including the St Baker Joinder) and the Original Financing Warrant Agreement (as amended by the Amended Financing Warrant Agreement); and

(ii)

authorising and approving the issuance of Financing Warrants at such time, in such number and upon such terms and conditions as are authorised by the Financing Warrants Subscription and Registration Rights Agreement (including the St Baker Joinder) and the Original Financing Warrant Agreement (as amended by the Amended Financing Warrant Agreement), including any adjustments to the number of Financing Warrants issued contemplated by and pursuant to the terms of the Financing Warrants Subscription and Registration Rights Agreement (including the St Baker Joinder) and the Original Financing Warrant Agreement (as amended by the Amended Financing Warrant Agreement); and

(iii)

authorising and approving the issuance of Financing Warrant Shares and Financing Shares at such time, in such number and upon such terms and conditions as are authorised by the Financing Warrants Subscription and Registration Rights Agreement (including the St Baker Joinder) and the Original Financing Warrant Agreement (as amended by the Amended Financing Warrant Agreement), including any adjustments to the number of Financing Warrant Shares and Financing Shares issued or issuable contemplated by and pursuant to the terms of the Financing Warrants Subscription and Registration Rights Agreement (including the St Baker Joinder) and the Original Financing Warrant Agreement (as amended by the Amended Financing Warrant Agreement),

(November 2022 Financing Board Written Resolutions);

(r)	a copy of the minutes of the board of directors of Tritium DCFC held on 3 March 2023 authorising the filing of the Registration Statement (March 2023 Board Minutes);

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(s)	the results of a search conducted at 10.09 am Brisbane time on 9 March 2023 of the Australian Securities and Investments Commission (ASIC) database for Tritium DCFC (ASIC Search);

(t)	a copy of an extract of Tritium DCFC’s members register as at 28 February 2023 (Brisbane time) as maintained by Computershare Inc. and Computershare Trust Company, N.A. (Extract of Members Register);

(u)

a copy of an extract of Tritium DCFC’s warrant holders register as at 28 February 2023 (Brisbane time) as maintained by Computershare Inc. and Computershare Trust Company, N.A. (Extract of Warrant Holders Register); and

(v)	such other instruments, agreements, certificates, minutes, resolutions and other documents we deem necessary in order to give the opinions expressed below.

We have also considered such questions of law as we have considered relevant or necessary in order to give the opinions expressed below.

2	Opinions

Subject to the assumptions and qualifications set out in Schedule 1 and elsewhere in this letter, and subject further to the following:

(a)	the Registration Statement, as finally amended, having become effective under the Securities Act and continuing to be so effective;

(b)

the BCA Board Written Resolutions, the May 2022 Board Minutes, the August 2022 Financing Board Minutes, the November 2022 Financing Board Written Resolutions and March 2023 Board Minutes remaining in full force and effect and not having been rescinded or amended;

(c)	valid entries having been made in relation to the issue of the Financing Warrants and the assumption of the Warrants in the books and registers of Tritium DCFC;

(d)	in respect of those Shares that have been issued:

(i)	valid entries having been made in relation to the issue of those Shares in the books and registers of Tritium DCFC; and

(ii)	Tritium DCFC updating ASIC’s records to reflect the issue of those Shares; and

(e)	in respect of those Shares not yet issued, if and when those Shares are issued:

(i)	valid entries will be made in relation to the issue of those Shares in the books and registers of Tritium DCFC; and

(ii)	Tritium DCFC will update ASIC’s records to reflect the issue of those Shares,

we are of the opinion that:

(f)	Tritium DCFC has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia;

(g)	the Affiliate BCA Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(h)	the Major Shareholder Option Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(i)	the David Finn Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(j)	the Jane Hunter Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(k)

the Jane Hunter Performance Shares, if and when issued as described in the Registration Statement and in accordance with the Employment Agreement, will be validly issued and fully paid and will not be subject to any call for payment of further capital;

(l)	the Palantir Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(m)	the DCRN Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(n)	the DCRN Option Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(o)	the DCRN Warrant Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(p)

if and when any Warrants have been validly exercised and the Warrant Shares issuable upon exercise of such Warrants have been duly issued, those Warrant Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital; and

(q)

if and when any Financing Warrants have been validly exercised and the Financing Warrant Shares issuable upon exercise of such Financing Warrants have been duly issued as described in the Registration Statement and in accordance with the Financing Warrants Subscription and Registration Rights Agreement (including the St Baker Joinder) and the Original Financing Warrant Agreement (as amended by the Amended Financing Warrant Agreement), those Financing Warrant Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital; and

(r)	the Financing Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital.

3	General

The opinions in this letter:

(a)	relate exclusively to the documents and transactions described in it;

(b)	are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion;

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(c)

are addressed to and given for the benefit of Tritium DCFC and may be relied upon by Tritium DCFC and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be:

(i)	relied upon, by any other person; or

(ii)	used in connection with any other transaction,

without our prior written consent; and

(d)

are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 9.00am Brisbane time on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time.

We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Yours faithfully

Corrs Chambers Westgarth

/s/ Alexandra Feros

Alexandra Feros
Partner

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

Schedule 1

Assumptions and Qualifications

1	Assumptions

We have assumed (without making any investigation) that:

(a)	with respect to all documents reviewed by us:

(i)	all signatures, sealings or markings are genuine;

(ii)

any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;

(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and

(v)	the corporate records of Tritium DCFC are complete, true and accurate;

(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;

(c)	Tritium DCFC has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;

(d)	any documents and information given to us by Tritium DCFC or any of its employees, officers, advisers, agents or representatives are accurate and complete;

(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;

(f)

each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Tritium DCFC, is validly registered and existing under the laws of its place of incorporation;

(h)

each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the filing of the Registration Statement with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(j)

the constitution of Tritium DCFC examined by us remains in full force and effect and no alteration has been made or will be made to the constitution prior to the date of allotment and issue of the Shares (Allotment Date);

(k)

except to the extent that the ASIC Search is inconsistent with the information disclosed by the Extract of Members Register, the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at the Allotment Date;

(l)

the information disclosed by the Extract of Members Register and Extract of Warrant Holders Register is complete, accurate and up to date as at 28 February 2023 (Brisbane time) and that the position has not changed since that time;

(m)	Tritium DCFC has complied with its reporting and filing obligations under all applicable laws;

(n)	each document reviewed by us in connection with this opinion:

(i)	is accurate, complete and up-to-date;

(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;

(o)	no material information or documents have been withheld from us, whether deliberately or inadvertently; and

(p)

the resolutions of the directors of Tritium DCFC were duly passed as resolutions of the directors of Tritium DCFC (and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, were accurately minuted), all constitutional, statutory and other formalities were duly observed (including that all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, the meeting was properly convened, a quorum was present at all times and all directors who attended and voted at that meeting were entitled to do so), such resolutions were duly adopted, and such resolutions have not been revoked or varied and remain in full force and effect and will remain so at the Allotment Date.

2	Qualifications

Our opinions in this letter are subject to the following qualifications and limitations:

(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;

(b)	we are not able to comment on, and express no opinion on whether:

(i)	the information given to us for the purposes of this opinion is adequate;

(ii)	the documents given to us for the purposes of this opinion are complete;

10 March 2023 Tritium DCFC Limited Registration Statement on Form F-3

(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;

(iv)	there is other information relevant to the matters referred to in this opinion;

(v)	all relevant documents and information have been correctly filed; or

(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;

(c)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us;

(d)

we have relied on the Extract of Members Register, Extract of Warrant Holders Register and the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date. To the extent of any inconsistency between the ASIC Search and the Extract of Members Register, we have assumed that the information in the Extract of Members Register prevails over the information in the ASIC Search; and

(e)

if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.